UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported: September 9, 2010)

Gulf United Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52322	20-5893642
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 22165
Houston, Texas 77227-2165
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (713) 942-6575

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

[_] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a) Resignation of Director.

On September 9, 2010, Don Wilson resigned from his position as a Director and Chief Executive Officer of Gulf United Energy, Inc. (the “Company”).  His resignation was not the result of any disagreements with the Company on any matters relating to the Company’s operations, policies or practices. A copy of Mr. Wilson’s resignation letter is attached hereto as Exhibit 99.1 and incorporated herein in its entirety by reference.

Mr. Wilson will continue to render services to the Company as a consultant pursuant to an existing two-year agreement, under which Mr. Wilson is to be paid $180,000 before the end of calendar year 2010 (of which $80,000 has been paid as of the date of this Current Report) and $180,000 in calendar year 2011 as compensation.

(b)  Resignation of Principal Executive Officer.

The information set forth in Item 5.02(a) is hereby incorporated by reference.

(c)  Appointment of Principal Executive Officer.

On September 9, 2010, the Company appointed John B. Connally III as the Company’s Chief Executive Officer.  Mr. Connally has also been elected to serve as Chairman of the Company’s board of directors to fill the vacancy created by the resignation of Mr. Wilson.

Mr. Connally, 64, has worked as an independent oil and gas investor since the mid-1980’s.  Since May 2002, Mr. Connally has served as a director of Endeavour International Corporation (“Endeavor”), a public company listed on the New York Stock Exchange AMEX and on the London Stock Exchange, which is engaged in oil and gas exploration and production in the U.K. North Sea and in the domestic U.S. market. Mr. Connally also serves as the chairman of the compensation committee and member of the audit committee of Endeavour.  Until the mid-1980’s, Mr. Connally served as a partner in the law firm of Baker & Botts, LLP, specializing in corporate finance and mergers and acquisitions for energy and oil field service companies. Mr. Connally was a founding director of Nuevo Energy, a Houston based oil and gas exploration and production company listed on the NYSE and a founder of Pure Energy and Pure Gas Partners, a private oil and gas exploration and production entity operating in the state of New Mexico, where he also served as a director and chief executive officer.

The Company entered into an employment agreement with Mr. Connally, effective September 9, 2010 (the “Agreement”), pursuant to which Mr. Connally will serve as President and Chief Executive Officer of the Company.  The Agreement has a term of three (3) years, commencing on September 9, 2010.  Pursuant to the Agreement, Mr. Connally will be paid a base salary of $360,000 per year, and will be eligible to receive bonuses at the discretion of the Company’s board of directors in an amount not to exceed 100% of Mr. Connally’s base salary.  The Agreement also entitles Mr. Connally the right to participate in the Company’s benefit plans.  Pursuant to the Agreement, the Company granted to Mr. Connally 2,700,000 shares of the Company’s common stock as inducement stock upon the date of execution.  Should Mr. Connally be terminated without cause or should he resign for good reason, the Agreement provides for a severance payment equal to (i) Mr. Connally’s base salary times (ii) three (3).  The Agreement contains confidentiality provisions consistent with his fiduciary duty obligations owed to the Company.  The foregoing summary of the Agreement is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.1 to this report and is incorporated herein by reference

Except as set forth herein, there are no arrangements or understandings between Mr. Connally and any other person pursuant to which he was selected as Chief Executive Officer or pursuant to which Mr. Connally was elected to serve as the Chairman of the Company’s board of directors.

Except as set forth below, there have been no transactions since the beginning of the Company’s last fiscal year, nor are any currently proposed, regarding Mr. Connally that are required to be disclosed by Item 404(a) of Regulation S-K.

On March 12, 2010, the Company, through its subsidiary Gulf United Energy del Peru Ltd., entered into a participation agreement (the “Participation Agreement”) with Upland Oil and Gas, LLC (“Upland”). Pursuant to the terms of the Participation Agreement, the Company, through the subsidiary, acquired from Upland an up to 35% working interest in Block XXIV Peru, an approximately 280,000 acre onshore and offshore property, and an up to 35% working interest in the Peru TEA, which consists of four contiguous blocks totaling approximately 40,000,000 acres.  The Company acquired the right to enter into the Participation Agreement from Mr. Connally and certain other third parties (the “March Assignors”) pursuant to an assignment agreement dated March 12, 2010 (the “March Assignment”).  In connection with the March Assignment, the Company paid the March Assignors a $600,000 fee by issuing each March Assignor, including Mr. Connally, 15,000,000 shares of the Company’s common stock.  The March Assignors, including Mr. Connally, also reserved an aggregate 2% overriding royalty interest on the Company’s interest in Block XXIV Peru and the Peru TEA.

In addition to the assignment of the right to enter into the Participation Agreement, the March Assignors also assigned to the Company, for no additional share consideration, the right to enter into additional agreements relating to the exploration and exploitation of hydrocarbons, including a farmout agreement (the “Farmout Agreement”) with SK Energy Co. Ltd. (“SK”) covering CPO-4 Block located in the Llanos Basin of Colombia (“CPO-4”).  The Company executed the Farmout Agreement with S-K on July 13, 2010, under which the Company, through its wholly owned subsidiary Gulf United Energy del Colombia Ltd., acquired the right to earn an undivided twelve and one-half percent (12.5%) participation interest in CPO-4.  In connection with the execution of the Farmout Agreement, the March Assignors, including Mr. Connally, were granted an aggregate 2% overriding royalty interest on the Company’s interest in CPO-4.

On July 13, 2010, the Company entered into a farmout agreement (the “Farmout Agreement”), pursuant to which the Company acquired the right to earn an undivided forty percent (40%) participation interest in Block Z-46, an approximately 2.8 million acre offshore block in Peru.  The Company acquired the right to enter into the Farmout Agreement from Mr. Connally and certain other third parties (the “July Assignors”) pursuant to an assignment agreement dated as of April 5, 2010 (the “July Assignment”).  In connection with the execution of the July Assignment, the Company agreed to pay the July Assignors a $1,680,000 fee by issuing to each of the July Assignors, including Mr. Connally, 14,000,000 shares of the Company’s common stock.  The July Assignors, including Mr. Connally, also reserved an aggregate 2% overriding royalty interest on the Company’s interest in Block Z-46.

The transactions described above pursuant to which the March Assignors and July Assignors, including Mr. Connally, were issued shares of Company common stock were ratified by a majority of the disinterested shareholders at a special meeting of the Company’s shareholders held on June 1, 2010.

(d)  Election of Directors.

The information set forth in Item 5.02(c) is hereby incorporated by reference.

(e) Compensatory Arrangements of Certain Officers.

The information set forth in Item 5.02(b) and 5.02(c) is hereby incorporated by reference.

ITEM 9.01  Financial Statements and Exhibits

(c)           Exhibits

The following exhibits are to be filed as part of this 8-K:

EXHIBIT NO.	IDENTIFICATION OF EXHIBIT

10.1	Employment Agreement, dated as of September 9, 2010, by and between Gulf United Energy, Inc. and John B. Connally III
99.1	Resignation letter of Don Wilson dated September 9, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 13, 2010

GULF UNITED ENERGY, INC.

By:	/S/ JOHN B. CONNALLY III
John B. Connally III, Chief Executive Officer